Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-237982) of Liquid Media Group Ltd. of our report dated April 14, 2021, relating to the consolidated financial statements, appearing in Liquid Media Group Ltd.’s Annual Report on Form 20-F, which forms part of the Registration Statement.

We also consent to the reference to us under the heading, “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

August 23, 2021